Exhibit 10.1

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the

PLACER SIERRA BANCSHARES

2002 STOCK OPTION PLAN

Name of Participant:

Date	of Grant:

Number of Shares:

Value of each Share on Date of Grant: $

This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of                      20    , is made between Placer Sierra Bancshares, a California corporation (the “Company”) and the above-named individual (the “Participant”) to record the granting of Restricted Stock on                      (the “Date of Grant”) to the Participant pursuant to the Placer Sierra Bancshares Amended and Restated 2002 Stock Option Plan (the “Plan”) by the Committee established pursuant to Section 3 of the Plan (the “Committee”).

The Committee and the Participant hereby agree as follows:

1. Grant of Shares. The Committee hereby grants to the Participant, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, and subject to execution of this Agreement by the Participant and of the Spousal Consent by the Participant’s spouse, if any,                      shares of the Company’s Common Stock, no par value (the “Common Stock”). The grant of shares of Common Stock to the Participant, evidenced by this Agreement, is an award of Restricted Stock (as defined in the Plan) and such shares of Restricted Stock are referred to herein as the “Shares.”

2. Vesting of Shares. Ownership of the Shares shall vest pursuant to the following vesting schedule, provided, in each case, any additional conditions and performance goals set forth in Schedule I have been satisfied and the Participant is still employed or retained by the Company or one of its Affiliates:

Anniversary of Date of Grant	Shares Vested

The foregoing vesting schedule notwithstanding, if the employment or other relationship of the Participant with the Company or one of its Affiliates terminates by reason of the Participant’s Total and Permanent Disability or death, all Shares or portions thereof not yet vested shall become immediately vested. In addition, upon the occurrence of a Company Vesting Event, all Shares shall become immediately vested.

3. Forfeiture. Shares that do not become vested in accordance with the vesting criteria set forth in Section 2 (and any capital distributions related to such Shares) shall be forfeited to the Company. Accordingly, if the Shares do not vest in accordance with the vesting criteria set forth in Section 2 and the Participant’s employment or service terminates for any reason, the Shares shall be forfeited. In addition, unvested Shares shall be forfeited if the Participant’s employment with the Company terminates for cause as provided in Section 9 of the Plan.

4. Legend. Each share certificate representing the Shares shall bear a legend indicating that such Shares are “Restricted Stock” and are subject to the provisions of this Agreement and the Plan.

5. Withholding Taxes. If the Participant is an employee of the Company or any of its Affiliates, the Participant shall remit to the Company in cash the amount needed to satisfy any federal, state or local withholding taxes that may arise or be applicable as the result of the award or vesting of the Shares. The Participant may, with the Committee’s consent, elect to satisfy, totally or in part, such Participant’s obligations pursuant to this section by electing to have Shares withheld, or to deliver previously owned Shares that have been held for at least six (6) months, provided that the election is made in writing on or prior to the vesting of shares pursuant to Section 2 hereof.

6. General Restrictions on Issuance of Stock Certificates. The Company shall not be required to deliver any certificate representing the Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to ensure compliance with any law or rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests granted thereunder.

7. Rights as Shareholder. Except for the capital distribution and voting restrictions described below, and the transfer and other restrictions set forth elsewhere in this Agreement and in the Plan, the Participant, as record holder of the Shares, shall possess all the rights of a holder of the Company’s Common Stock, including dividend and other distribution rights, provided, however, that prior to vesting the certificates representing the Shares, as well as any distributions in the form of capital stock with respect to such Shares, shall be held by the Company for the benefit of the Participant and the Participant shall have no right to vote such Shares. Any distributions with respect to the Shares in the form of capital stock shall be treated as Restricted Stock in the same manner as the Shares. If the underlying Shares do not vest, then any capital stock distributed with respect to the Shares, shall be forfeited to the Company. Upon forfeiture of any Shares, the Participant agrees to deliver promptly to the Company certificates representing such Shares which do not vest and a stock power executed in blank covering such

Shares (and covering any capital stock distributed with respect to such Shares). The stock power with respect to any certificate representing Shares which do not vest shall be completed in the name of the Company by an officer of the Company and returned to treasury.

8. Transferability - Restricted Share Certificates. The Shares may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until they become vested in accordance with Section 2 of this Agreement and then only to the extent permitted under this Agreement and the Plan and by applicable securities laws. Prior to vesting, all rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available, during such Participant’s lifetime, only to such Participant.

9. No Consultant/Employment Rights. Neither the Plan nor this award shall confer upon the Participant any right with respect to continuance of employment by or service as a consultant of the Company or any Affiliate nor shall they interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service as a consultant at any time, with or without cause.

10. Section 83(b) Election. The Participant may elect, within 30 days of the Date of Grant pursuant to Section 83(b) of the Internal Revenue Code, to include in his or her gross income the fair market value of the Shares covered by this Agreement in the taxable year of grant. The election must be made by filing the appropriate notice with the Internal Revenue Service within 30 days of the Date of Grant. If the Participant makes this election, the Participant shall promptly notify the Company by submitting to the Committee a copy of the election notice filed with the Internal Revenue Service.

11. Adjustment of Shares. As provided by the Plan, in the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of Shares, or of any similar change affecting the Common Stock, the Shares shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participant hereunder.

12. Coordination with Plan. Terms used herein that are defined in the Plan shall have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.

13. Notices. All notices to the Company and the Committee shall be in writing and sent to the Company’s Secretary at the Company’s offices, Placer Sierra Bancshares, 525 J Street, Sacramento, CA, or to such other person and/or addresses the Company or Committee may provide by notice to Participant. Notices to the Participant shall be addressed to the Participant at the Participant’s address as it appears on the Company’s records.

IN WITNESS WHEREOF, the Committee and the Participant have caused this Restricted Stock Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the Date of Grant may differ from the date of signature.

Dated:	FOR THE COMMITTEE:

By:
Name:
Title:

Dated:	PARTICIPANT

SPOUSAL CONSENT

The undersigned, the spouse of the above-named Participant, (i) acknowledges that he/she has read the Agreement and the Plan, and (ii) agrees to be bound by the terms and provisions of the Agreement and Plan, as fully as the Participant.

Date:	Spouse’s Signature:

Print Name:

SCHEDULE I

ADDITIONAL VESTING CONDITIONS AND PERFORMANCE GOALS

[The Performance Goal established for 100% vesting of the Shares is annual [insert performance measure] of $             [per share].             percent of the Shares will vest on the date the Committee certifies that the Company achieved annual [insert performance measure] of $             [per share].

An additional             percent of the Shares will vest on the date the Committee determines the Company achieved annual [insert performance measure] of $            .

The remaining             percent of the Shares will vest on the date the Committee determines the Company achieved annual [insert performance measure] of $             [per share].]